Exhibit 99.2

Subject: CNL Healthcare Properties announces estimated net asset valuation results and new offering price

Nov. 4, 2014

CNL Healthcare Properties (the REIT) filed a Form 8-K on Nov. 4, 2014, to announce the results of its 2014 estimated net asset valuation. The REIT’s board of directors approved $9.52 as the estimated net asset value per share (NAV) of the REIT’s common stock and $10.58 per share for the purchase of shares in the REIT’s current offering. Both the estimated NAV and new offering price are effective Nov. 4, 2014.

•	The estimated NAV was calculated as of Sept. 30, 2014, and is an increase over the $9.13 estimated NAV last determined by the board of directors in December 2013.

•	The valuation process used by the REIT was designed to follow the IPA Practice Guidelines published in April 2013.[1] CBRE Cap provided property level and aggregate valuation analyses to the REIT along with a range for the estimated NAV. The REIT’s board of directors approved an estimated NAV that fell within the range. The REIT anticipates it will update and announce its estimated NAV at least annually.

•	The REIT will mail this letter to shareholders on Nov. 7, 2014, and hold a valuation webinar on Nov. 7, 2014, at 1:00 p.m. Eastern Time. Register for the webinar.

•	Please review the updated Operational Summary for important information regarding the transition of the REIT’s offering price and the submission of subscriptions for its offering.

Please contact your CNL Securities Corp. representative directly at 866-650-0650 with any questions or read the REIT’s current report on Form 8-K filed Nov. 4, 2014.

[1]	There is no assurance that the IPA Valuation Guidelines are acceptable to the SEC, FINRA or under ERISA for compliance with reporting requirements.

FOR BROKER-DEALER AND/OR RIA USE ONLY. DISSEMINATION TO PROSPECTIVE OR CURRENT INVESTORS IS PROHIBITED. This is not an offer to sell, nor a solicitation of an offer to buy shares of the REIT. Only the REIT’s prospectus makes such an offer.

This valuation represents the estimated value per share at one snapshot in time and will likely change over the REIT’s life cycle. The estimated net asset value per share does not necessarily represent the amount an investor could expect to receive if the REIT were to list its shares or liquidate its assets, now or in the future. The estimated net asset value per share is only an estimate and is based on a number of assumptions and estimates which may not be complete.

Forward-looking statements are based on current expectations and may be identified by words such as believes, anticipates, expects, may, will, continues, could and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the company’s ability to control or accurately predict. The reader should not place undue reliance on forward-looking statements. Investing in a non-traded REIT is a higher-risk, longer term investment and is not suitable for all investors. An investment in the REIT is subject to significant risks. Risks include limited operating history, reliance on the advisor and its affiliates, payment of substantial fees to the advisor and its affiliates, conflicts of interest, use of leverage, cumulative losses, distributions paid from offering proceeds, dilution related to stock distributions, no guarantee of distributions, illiquidity, liquidation at less than the purchase price, and risks associated with the senior housing and healthcare real estate sectors, as described in the REIT’s prospectus under “Risk Factors.”

Operational Summary

NOV. 4, 2014

CNL Healthcare Properties, Inc. (the REIT) announced that its board of directors approved $9.52 as the estimated net asset value per share (NAV) of the REIT’s common stock effective Nov. 4, 2014. The board of directors also approved $10.58 as the new offering price for the purchase of shares of the REIT’s common stock. Below is important information with respect to the submission of subscription agreements for the offering and other operational information.

IMPORTANT TERMS

•	Re-pricing Date – The Re-pricing Date is the date on which the REIT announces the new public offering price and, as such, the date on which the REIT will begin offering shares at its new public offering price. The Re-pricing Date is Nov. 4, 2014.

•	Effective Time – The Effective Time is 3:00 p.m., Central Standard Time (CST), on the Re-pricing Date.

DEADLINES AND PROCESSES FOR SUBSCRIPTIONS

Public offering price for subscriptions received prior to and up to the Effective Time (on or before 3:00 p.m. CST on Nov. 4, 2014)

•	The REIT will offer shares of its common stock in the primary offering at the current price of $10.14 per share.

•	All subscriptions date-stamped as received in good order by DST, Inc., the REIT’s transfer agent, prior to and up to the Effective Time will be processed at $10.14 per share.

•	All subscriptions received, but not in good order, at the Effective Time will be processed at the REIT’s new public offering price of $10.58 when all requirements have been met.

Public offering price for subscriptions received after the Effective Time (after 3:00 p.m. CST on Nov. 4, 2014)

•	The REIT will offer shares of its common stock in the primary offering at the new public offering price of $10.58.

•	Any subscriptions date-stamped as received by DST, Inc. after the Effective Time will be processed at the REIT’s new public offering price.

Distribution Reinvestment Plan

•	All issuance of shares pursuant to the REIT’s Distribution Reinvestment Plan (DRP) will be at a price of $10.06 per share, which represents a price equal to approximately 95 percent of the new public offering price of $10.58. The new DRP price will be reflected in shareholders’ fourth quarter distributions.

•	Pursuant to the REIT’s Distribution Reinvestment Plan (DRP), distributions will be invested in shares promptly following the distribution payment date. The REIT’s distribution policy provides for the distribution to be issued on or before the last day of the quarter.

Operational Summary

NOV. 4, 2014

Redemption Plan

•	Pursuant to the Redemption Plan, shareholders who have held shares for at least one year may submit shares for redemption subject to the terms of the REIT’s Amended and Restated Redemption Plan and the maximum amount of funds available for redemptions per quarter. If approved, shares would be redeemed at an amount that is the lesser of the then current estimated NAV per share as of the redemption date or the purchase price per share paid by the shareholder.

Distributions Policy

•	The REIT’s board of directors increased the amount of distributions to maintain the historical distribution rate of 4 percent cash, 3 percent stock for a total of 7 percent on each outstanding share of common stock, based on the new offering price. This includes:

•	An increase in the monthly cash distributions to $0.0353 per share effective Dec. 1, 2014

•	Stock distributions remain at 0.0025 shares of common stock.

•	The new rate will be reflected in the fourth quarter 2014 distributions and continue unless amended by the board of directors.

Rescissions

•	The REIT will offer shareholders the right to request a rescission of their purchase of shares of common stock if subscription agreements are received by the REIT’s transfer agent between Oct. 28, 2014, and 3:00 p.m. (CST) on Nov. 18, 2014.

Subscription Agreement

•	The current subscription agreement for the offering will not change as a result of this share re-pricing event (the current subscription agreement does not include a specific share price).

[1]	There is no assurance that the IPA Valuation Guidelines are acceptable to the SEC, FINRA or under ERISA for compliance with reporting requirements.

FOR BROKER-DEALER AND/OR RIA USE ONLY. DISSEMINATION TO PROSPECTIVE OR CURRENT INVESTORS IS PROHIBITED. This is not an offer to sell, nor a solicitation of an offer to buy shares of the REIT. Only the REIT’s prospectus makes such an offer.

Operational Summary

NOV. 4, 2014

This valuation represents the estimated value per share at one snapshot in time and will likely change over the REIT’s lifecycle. The estimated net asset value per share does not necessarily represent the amount an investor could expect to receive if the REIT were to list its shares or liquidate its assets, now or in the future. The estimated net asset value per share is only an estimate and is based on a number of assumptions and estimates which may not be complete.

Forward-looking statements are based on current expectations and may be identified by words such as believes, anticipates, expects, may, will, continues, could and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the company’s ability to control or accurately predict. The reader should not place undue reliance on forward-looking statements. Investing in a non-traded REIT is a higher-risk, longer term investment and is not suitable for all investors. An investment in the REIT is subject to significant risks. Risks include limited operating history, reliance on the advisor and its affiliates, payment of substantial fees to the advisor and its affiliates, conflicts of interest, use of leverage, cumulative losses, distributions paid from offering proceeds, dilution related to stock distributions, no guarantee of distributions, illiquidity, liquidation at less than the purchase price, and risks associated with the senior housing and healthcare real estate sectors, as described in the REIT’s prospectus under “Risk Factors.”